EX-23.b


DELOITTE & TOUCHE LLP





CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 33-59352 on Form S-3 and Registration Statement No. 33-32529 on Form S-8 of Interstate Power Company of our reports dated January 26, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Interstate Power Company for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Davenport, Iowa

March 27, 1996